Exhibit 10.4

Execution Copy

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

dated as of

February 26, 2008

among

LANTHEUS MI HOLDINGS, INC.,

AVISTA CAPITAL PARTNERS, LP,

AVISTA CAPITAL PARTNERS (OFFSHORE), LP,

ACP-LANTERN CO-INVEST, LLC

and

CERTAIN MANAGEMENT SHAREHOLDERS NAMED HEREIN

TABLE OF CONTENTS

		Page

ARTICLE 1
DEFINITIONS
2

Section 1.01.	Definitions	2
Section 1.02.	Other Definitional and Interpretative Provisions	10

ARTICLE 2
CORPORATE GOVERNANCE
11

Section 2.01.	Composition of the Board	11
Section 2.02.	Removal	11

ARTICLE 3
RESTRICTIONS ON TRANSFER
11

Section 3.01.	General Restrictions on Transfer	11
Section 3.02.	Legends	12
Section 3.03.	Avista Permitted Transferees	12
Section 3.04.	Restrictions on Transfers by the Avista Entities	12
Section 3.05.	Restrictions on Transfers by Management Shareholders	13

ARTICLE 4
TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS
15

Section 4.01.	Tag-Along Rights	15
Section 4.02.	Drag-Along Rights	17
Section 4.03.	Additional Conditions to Tag-Along and Drag-Along Sales	19
Section 4.04.	Call Right and Put Right	19

ARTICLE 5
REGISTRATION RIGHTS
23

Section 5.01.	Demand Registration	23
Section 5.02.	Piggyback Registration	25
Section 5.03.	Lock-Up Agreements	26
Section 5.04.	Registration Procedures	26
Section 5.05.	Indemnification by the Company	30
Section 5.06.	Indemnification by Participating Shareholders	31
Section 5.07.	Conduct of Indemnification Proceedings	31
Section 5.08.	Contribution	32

i

TABLE OF CONTENTS

(continued)

ii

AMENDED AND RESTATED

SHAREHOLDERS’ AGREEMENT

This AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT, dated as of February 26, 2008 (this “Agreement”), by and among (i) Lantheus MI Holdings, Inc., a Delaware corporation (the “Company”), (ii) Avista Capital Partners, LP, a Delaware limited partnership, Avista Capital Partners (Offshore), LP, a Delaware limited partnership and ACP-Lantern Co-Invest, LLC, a Delaware limited liability company (each of the foregoing in this clause (ii), an “Avista Entity” and, collectively, the “Avista Entities”), and (iii) certain other Persons listed on Schedule A attached hereto, as may be updated from time to time pursuant to the provisions hereof (each a “Management Shareholder” and, collectively, the “Management Shareholders”).  For purposes of this Agreement, “Avista Entities” and “Management Shareholders” shall each mean, if such Persons shall have Transferred any of their “Company Securities” to any of their respective “Permitted Transferees” (as such terms are defined below), such Persons and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of such Persons may be taken at the election of such Persons and such Permitted Transferees.

W I T N E S S E T H :

WHEREAS, in connection with the transactions contemplated by the Stock and Asset Purchase Agreement dated as of December 16, 2007 (the “Purchase Agreement”), by and between ACP Lantern Holdings, Inc., ACP Lantern Acquisition Inc., both Delaware corporations, and Bristol-Myers Squibb Company, a Delaware corporation, with respect to certain stock and assets relating to the medical imaging business of Bristol-Myers Squibb Company, certain parties hereto own or will be acquiring Company Securities (as defined below);

WHEREAS, the parties hereto entered into that certain Shareholders’ Agreement, dated as of January 8, 2008;

WHEREAS, the parties hereto desire to amend and restate the Shareholders Agreement, dated as of January 8, 2008 in its entirety as set forth herein to govern certain of their respective rights, duties and obligations with respect to the ownership by of Company Securities; and

WHEREAS, as a condition to the exercise of any Company Common Stock Option, the grantees thereof shall become a party to this Agreement in connection with any such exercise;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.                          Definitions.  (a)  The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no security holder of the Company shall be deemed an Affiliate of any other security holder solely by reason of any investment in the Company.  For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any Shareholder, the total number of Company Securities or the applicable class of Company Securities, as the case may be, “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Shareholder together with any of its Permitted Transferees (as defined herein) as of the date of such calculation, calculated on a Fully-Diluted basis.

“Avista Permitted Transferee” means, in respect of any Avista Entity, (i) any other Avista Entity, (ii) any general or limited partner of such entity (an “Avista Partner”), and any corporation, partnership or other entity that is an Affiliate of any Avista Partner (collectively, “Avista Affiliates”), (iii) any managing director, general partner, director, limited partner, officer or employee of any Avista Entity or any Avista Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (iii) (collectively, “Avista Associates”), (iv) any trust the beneficiaries of which, or any corporation, limited liability company or partnership the Shareholders, members or general or limited partners of which, include only such Avista Entity, Avista Affiliates, Avista Associates, their spouses or their lineal descendants and (v) a voting trustee for one or more Avista Entities, Avista Affiliates or Avista Associates.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Bylaws” means the Bylaws of the Company, as amended or restated from time to time.

“Call Period” means, with respect to the application of the provisions of Section 4.04 to a terminated Management Shareholder:

(i)                                with respect to Incentive Securities, the period from such Termination Date to the later of (A) the date that is 210 days after the date of purchase of such Incentive Securities in connection with the exercise of Incentive Securities (the “Exercise Date”), and (B) the date that is 180 days after the Termination Date;

(ii)                             with respect to Incentive Securities that are exercised after the Termination Date, the period from the Exercise Date of such Incentive Securities to the date that is 210 days after the Exercise Date; or

(iii)                          with respect to Purchased Securities, the period that is 90 days after the Termination Date.

“Cause” means, with respect to any Management Shareholder, “Cause” as defined in the employment agreement, if any, by and between the Company or any of its Subsidiaries and such Management Shareholder or, if not so defined:

(iv)                         the Management Shareholder’s breach of any fiduciary duty or legal or contractual obligation to the Company or any of its Affiliates, or to the Company’s direct or indirect equity holders;

(v)                            the Management Shareholder’s failure to follow the reasonable instructions of the Board or such Management Shareholder’s direct supervisor, which breach, if curable, is not cured within 10 Business Days after notice to such Management Shareholder or, if cured, recurs within 180 days;

(vi)                         the Management Shareholder’s gross negligence, willful misconduct, fraud, insubordination, acts of dishonesty or conflict of interest relating to the Company or any of its Affiliates; or

(vii)                      the Management Shareholder’s commission of any misdemeanor relating to the affairs of the Company or any of its Affiliates or any felony.

“Change of Control” means, (a) any transaction or series of related transactions, in which, after giving effect to such transaction or transactions any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act), other than by a “person” which is an Avista Entity or by a “group” in which an Avista Entity is a member acquires, directly or indirectly, in excess of 50% of the voting securities of a Person, or (b) the sale, lease or other disposition of all or substantially all of the assets of any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act), which shall include with respect to the Company, the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned

Subsidiaries), other than by a “person” which is an Avista Entity or by a “group” in which an Avista Entity is a member, to a Person that is not an Affiliate of such Person.

“Charter” means the Certificate of Incorporation of the Company, as amended or restated from time to time.

“Closing Date” means January 8, 2008.

“Code” means the Internal Revenue Code of 1986.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any stock into which such Common Stock may thereafter be converted or changed.

“Common Stock Option” means an option to purchase Common Stock granted pursuant to the Incentive Plan.

“Company Securities” means, without duplication, (i) shares of Common Stock, (ii) shares of 14% Preferred Stock and (iii) any other securities convertible into or exchangeable or exercisable for, or options, warrants or other rights to acquire, shares of Common Stock, shares of 14% Preferred Stock or any other equity or equity-linked security issued by the Company; provided that, for purposes of any calculation herein with respect to the number or percentage of Company Securities outstanding or held by any Shareholder or group of Shareholders from time to time, each share of Common Stock and 14% Preferred Stock shall be equal to one share of Company Securities and the Board shall reasonably determine the equivalent number of Company Securities represented by any other class or shares of Company Securities that may be issued and outstanding from time to time.  Schedule B hereto sets forth the class, series and number of Company Securities owned by each Shareholder as of the date hereof and the Company shall update Schedule B from time to time to reflect any Transfer, issuance, redemption, conversion, exchange, stock dividend, split or combination of Company Securities.

“Cost” means, with respect to any purchase by the Company of Company Securities held by a Management Shareholder pursuant to Section 4.04 on any date after the Closing Date, the amount paid by such Management Shareholder on a per Share basis (i) for the applicable Purchased Security or (ii) to exercise any option, warrant or similar right to acquire the applicable Incentive Security, as applicable.

“Disability” means, with respect to any Management Shareholder, “Disability” as defined in the employment agreement, if any, by and between the Company or any of its Subsidiaries and such Management Shareholder or, if not so defined, any physical or mental illness, injury or infirmity which prevents and/or is reasonably likely to prevent the Management Shareholder from performing the Management Shareholder’s essential job functions for a period of (i) 90 consecutive calendar days or (ii) an aggregate of 120 calendar days out of any consecutive 12 month period.

“Drag-Along Portion” means, with respect to any Management Shareholder and any class of Company Securities (i) the Aggregate Ownership of such class of Company Securities by such Management Shareholder multiplied by (ii) a fraction the numerator of which is the number of such class of Company Securities proposed to be sold by the Drag-Along Seller in the applicable Drag-Along Sale under Section 4.02 and the denominator of which is Drag-Along Seller’s Aggregate Ownership of the class of Company Securities to be sold in such Drag-Along Sale.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” with respect to the Incentive Securities as of any date of determination means, (i) in the event that the Common Stock is listed on an established U.S. exchange or through The NASDAQ Global Market or any established over-the-counter trading system, the average of the closing prices of the Common Stock on such exchange if listed or, if not so listed, the average bid and asked price of the Common Stock reported on The NASDAQ Global Market or any established over-the-counter trading system on which prices for the Common Stock is quoted, in each case, for a period of 20 trading days prior to such date of determination, or (ii) if the Common Stock is not publicly traded, a good faith determination by the Board through a reasonable application of a reasonable valuation method.  Such determination shall be conclusive and binding on all persons.

“First Public Offering” means the first Public Offering after the date hereof.

“FMV Calculation Date” means, with respect to the application of the provisions of Section 4.04 to a Terminated Management Shareholder:

(i)                                with respect to Incentive Securities (other than Put Securities) that were purchased from the Company on an Exercise Date more than six months before the Termination Date, the Termination Date with respect to such Management Shareholder;

(ii)                             with respect to Incentive Securities (other than Put Securities) that were purchased on an Exercise Date either less than six months before the Termination Date or after the Termination Date, the Call Notice Date with respect to such Termination Securities; or

(iii)                          with respect to Put Securities, the Termination Date of such Management Shareholder.

“Fully-Diluted” means, with respect to any class of Company Securities, all outstanding shares and all shares issuable in respect of securities convertible into or exchangeable for such shares, all “in-the-money” stock appreciation rights, options, warrants and other rights to purchase or subscribe for such Company Securities or securities convertible into or exchangeable for such Company Securities.

“GAAP” means generally accepted accounting principles in the United States.

“Incentive Plan” means the Company’s 2008 Equity Incentive Plan, as the same may be amended, modified or supplemented, and any other equity incentive plan adopted by the Board from time to time.

“Incentive Securities” means Company Securities purchased or acquired by, or issued to, a Management Shareholder or its Permitted Transferees pursuant to the exercise of options (including any Common Stock Options) or other rights to acquire Common Stock, or any other equity or equity-linked security issued by the Company, pursuant to an Incentive Plan.

“Initial Ownership” means, with respect to the Avista Entities and any class of Company Securities, the Aggregate Ownership of such class by the Avista Entities as of the date hereof, in each case taking into account any stock split, stock dividend, reverse stock split or similar event.

“Joinder Agreement” means an agreement by the joining party thereto to be bound by the terms and conditions of this Agreement in the form of Exhibit A hereto.

“Management Permitted Transferee” means (A) any executor, administrator or testamentary trustee of such Management Shareholder’s estate if the Grantee dies, (B) any transferee receiving Company Securities owned by such Management Shareholder by will, intestacy laws or the laws of descent or survivorship, and (C) any trustee of a trust (including an inter vivos trust) of which there are no principal beneficiaries other than such Management Shareholder or one or more lineal descendents, siblings or parents of such Management Shareholder or one or more lineal descendents of any siblings of such Management Shareholder.

“NASD” means the National Association of Securities Dealers, Inc.

“Permitted Transferee” means, as applicable, a Avista Permitted Transferee or a Management Permitted Transferee.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pro Rata Share” means, with respect to a Shareholder, the fraction that results from dividing (i) the number of Shares held by such Shareholder (immediately before giving effect to any applicable issuance) by (ii) the aggregate number of Shares held by all Shareholders (immediately before giving effect to any applicable issuance).

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the

Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Purchased Securities” means any Company Securities purchased by a Management Shareholder from the Company pursuant to any subscription or stock purchase agreement, but excluding any Incentive Securities and any Common Stock purchased by a Management Shareholder after the First Public Offering in any open market transaction or otherwise from a Third Party.

“Registrable Securities” means, at any time, (a) Shares held by a Management Shareholder that constitute Purchased Securities, (b) any Shares held by the Avista Entities,  and (c) any other securities issued or issuable in respect of such Shares referred to in (a) or (b) by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement; (ii) such Shares are sold pursuant to Rule 144 or Rule 145; (iii) such Shares have been registered for resale pursuant to an effective registration statement on Form S-8 (or any successor or similar form), provided, that, with respect to Shares registered on a Form S-8 (or any successor or similar form), if the holder of such Shares is requested to become subject to any lock-up agreement pursuant to Section 5.03 with respect to a particular registration as to which it otherwise would have been able to participate but for this clause (iii), then such Shares registered on Form S-8 (or any successor or similar form) shall be deemed Registrable Securities with respect to such registration; (iv) such Shares are owned by a Management Shareholder who owns in the aggregate less than 1% of the issued and outstanding Company Securities; or (v) such Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing the legend required pursuant to this Agreement and such Shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 5.04(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of the Shareholders, including one counsel for all of the Shareholders participating in the offering selected (A) by the Avista Entities, in the case of any offering in which any Avista Entity participates, or (B) in any other case, by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 5.04(m).

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Common Stock.

“Shareholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Tag-Along Portion” means, with respect to any Tagging Person in connection with a Tag-Along Sale, that number of securities equal to the total amount of Shares held by the Tagging Person immediately prior to such Transfer multiplied by a fraction the numerator of which is the maximum number of Shares proposed to be Transferred by the

Tag-Along Seller in such Tag-Along Sale and the denominator of which is the total amount of Shares held by the Tag-Along Seller at such time.

“Third Party” means any prospective purchaser(s) of Company Securities in an arm’s-length transaction from a Shareholder, other than a Permitted Transferee of such Shareholder.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“14% Preferred Stock” means the 14% Non-Convertible Series A Preferred Stock, par value $0.001 per share, of the Company.

(b)                                 Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Avista Entities	Preamble
Call Notice Date	4.04(a)(ii)
Call Right	4.04(a)(i)
Company	Preamble
Confidential Information	6.01(a)
Damages	5.05
Demand Registration	5.01(a)
Determination Time	3.05(b)(i)
Drag-Along Rights	4.02(a)
Drag-Along Sale	4.02(a)
Drag-Along Sale Notice	4.02(a)
Drag-Along Sale Notice Period	4.02(a)
Drag-Along Sale Price	4.02(a)
Drag-Along Seller	4.02(a)
Drag-Along Transferee	4.02(a)
Indemnified Party	5.07
Indemnifying Party	5.07
Management Shareholders	Preamble
Maximum Offering Size	5.01(e)
Other Business	7.01(a)
Piggyback Registration	5.02(a)
Purchase Agreement	Recitals
Put Notice Date	4.04(b)(ii)
Put Right	4.04(b)(i)

Term	Section
Put Securities	4.04(b)(i)
Registering Shareholders	5.01(a)
Requesting Shareholder	5.01(a)
Relative Ownership Percentage	3.05(b)(i)
Replacement Nominee	2.03(a)
Tag-Along Notice	4.01(a)
Tag-Along Notice Period	4.01(a)
Tag-Along Offer	4.01(a)
Tag-Along Response Notice	4.01(a)
Tag-Along Right	4.01(a)
Tag-Along Sale	4.01(a)
Tag-Along Seller	4.01(a)
Tagging Person	4.01(a)
Termination Date	4.04(a)(i)
Termination Event	4.04(a)(i)
Termination Price	4.04(c)
Termination Securities	4.04(a)(i)
Terminated Shareholder	4.04(a)(i)
Unrestricted Securities	3.05(b)(i)

Section 1.02.                             Other Definitional and Interpretative Provisions.  The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.  “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to a statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including such date, respectively.

ARTICLE 2
CORPORATE GOVERNANCE

Section 2.01.                             Composition of the Board.  (a)  The Board shall consist of such number of directors as may be determined by the Avista Entities from time to time, all of such directors shall be designated by the Avista Entities.

(b)                                 Each Management Shareholder agrees that it shall vote its Shares or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

(c)                                  The Company agrees to cause each individual designated pursuant to Section 2.01(a) to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or shareholders) to ensure that the composition of the Board is as set forth in this Section 2.01.

(d)                                 The Board may create executive, compensation, audit and such other committees as it may determine.  The Avista Entities shall be entitled to majority representation on any committee created by the Board.

Section 2.02.                             Removal.  Each Management Shareholder agrees that it shall not vote any of its Shares in favor of the removal of any director who shall have been designated pursuant to Section 2.01, unless the Person or Persons entitled to designate or nominate such director shall have consented to such removal in writing, provided that, if the Person or Persons entitled to designate any director pursuant to Section 2.01 shall request in writing the removal of such director, such Management Shareholder shall vote its Shares in favor of such removal.

ARTICLE 3
RESTRICTIONS ON TRANSFER

Section 3.01.                             General Restrictions on Transfer.  (a)  Each Shareholder understands and agrees that the Company Securities subject to this Agreement, including any Purchased Securities and Incentive Securities, have not been registered under the Securities Act and are restricted securities under such Act and the rules and regulations promulgated thereunder.  Each Shareholder agrees that it shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b)                                 Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

Section 3.02.                             Legends.  (a)  In addition to any other legend that may be required, each certificate for Company Securities issued to any Shareholder shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.  THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS’ AGREEMENT DATED AS OF JANUARY 8, 2008, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM LANTHEUS MI HOLDINGS, INC.  OR ANY SUCCESSOR THERETO.”

(b)                                 If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 3.02(a) endorsed thereon.

Section 3.03.                             Avista Permitted Transferees.  Notwithstanding anything in this Agreement to the contrary, any Avista Entity may at any time Transfer any or all of its Company Securities to one or more of Avista Permitted Transferees without the consent of the Board or any other Shareholder and without compliance with Sections 3.04, 3.05, 4.01 and 4.02 so long as (a) such Avista Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement pursuant to a Joinder Agreement and (b) the Transfer to such Avista Permitted Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws.

Section 3.04.                             Restrictions on Transfers by the Avista Entities.  (a)  Subject to Section 3.04(b), if any Avista Entity desires to Transfer any of its Shares, other than to one or more Avista Permitted Transferees in accordance with Section 3.03 or other than in connection with a transaction contemplated by Section 4.02, (i) such Avista Entity shall comply with Section 4.01 to the extent such section is applicable, (ii) the applicable transferee shall agree to be bound by the terms of this Agreement as an Avista Entity by executing and delivering to the Company a Joinder Agreement in accordance with Section 7.02 and (iii) such Avista Entity shall give prior written notice to the Company of the proposed Transfer, including the identity of such proposed transferee and such other information as the Company may reasonably request to ensure compliance with the terms of this Agreement.  Any Transfer by an Avista Entity of any of its Shares shall be made in compliance with the Securities Act and any other applicable securities or “blue sky” laws.

(b)                                 The restrictions on Transfers set forth in Section 3.04(a) above shall terminate on the earlier of the date of the First Public Offering and the date on which the percentage determined by dividing the Aggregate Ownership of Shares for the Avista Entities on such date by their Initial Ownership of Shares falls below 14%.

Section 3.05.                             Restrictions on Transfers by Management Shareholders.  (a) Subject to Section 3.05(c), no Management Shareholder shall Transfer any of its Company Securities except as follows:

(i)                                     in a Transfer made to one or more Management Permitted Transferee;

(ii)                                  in a Transfer made in compliance with Section 3.05(b);

(iii)                               as a Tagging Person in a Transfer made in compliance with Section 4.01;

(iv)                              in a Transfer made in compliance with Section 4.02; or

(v)                                 with the prior written consent of the Avista Entities;

provided, however, each Transfer in accordance with clauses (i) through (iv) above shall require (x) the applicable transferee to have executed and delivered to the Company a Joinder Agreement agreeing to be bound by the terms of this Agreement as a Management Shareholder in accordance with Section 7.02 and (y) the transferring Management Shareholder to have given prior written notice to the Company of the proposed Transfer to its Permitted Transferee, including the identity of such proposed Permitted Transferee and such other information reasonably requested by the Company to ensure compliance with the terms of this Agreement.

(b)                                 Notwithstanding anything in this Agreement to the contrary (including any rights afforded to a Management Shareholder pursuant to Article 5) and whether the Company has filed a registration statement on Form S-8 (or any successor or similar form) or authorized, approved or permitted the implementation of a Rule 10b-5(1) sales plan:

(i)                                     following the First Public Offering, subject to Section 3.01(a), in addition to Transfers to Permitted Transferees, each Management Shareholder may Transfer shares of Common Stock, other than any unvested shares of Common Stock and/or Common Stock Options issued or granted pursuant to employee benefit plans (such shares of Common Stock that may be Transferred, “Unrestricted Securities”), but only to the extent such Transfer would not result in the Relative Ownership Percentage (as defined below) of the Unrestricted Securities owned by such Management Shareholder immediately following the effective time of such Transfer (the “Determination Time”) being less than the aggregate Relative Ownership Percentage of the Company Securities owned by the Avista Entities immediately following the Determination Time.  For purposes of this Section 3.05(b)(i), “Relative Ownership Percentage” means:

(x)                                   with respect to the Unrestricted Securities held by a Management Shareholder, a fraction (expressed as a percentage), (A) the numerator of which is the number of Unrestricted Securities owned by such Management Shareholder immediately following the Determination Time and (B) the denominator of which is the sum of (1) the number of Unrestricted Securities owned by such Management Shareholder immediately following the First Public Offering and (2) the number of Company Securities owned by such Management Shareholder that were not Unrestricted Securities immediately following the First Public Offering but that have subsequently become Unrestricted Securities, and

(y)                                 with respect to Company Securities owned by the Avista Entities, a fraction (expressed as a percentage), (A) the numerator of which is the aggregate number of Company Securities owned by the Avista Entities immediately following the Determination Time and (B) the denominator of which is the aggregate number of Company Securities owned by the Avista Entities immediately following the First Public Offering.

(ii)                                  Following the First Public Offering, if any Avista Entity Transfers Company Securities to a Third Party, it shall notify the Company following the consummation of such Transfer of the number and type of Company Securities Transferred and the Company shall reasonably promptly notify each Management Shareholder and each Permitted Transferee of such information.  Any Management Shareholder wishing to Transfer Company Securities pursuant to Section 3.05(b)(i) shall be entitled to obtain prior to such Transfer, and rely upon, a statement from the Company of the number of Unrestricted Securities that such Management Shareholder may Transfer pursuant to Section 3.05(b)(i).

(c)                                  The restrictions on Transfers set forth in Section 3.05(a) shall terminate on the date on which the percentage determined by dividing the Aggregate Ownership of Company Securities for the Avista Entities on such date by their Initial Ownership of Company Securities falls below 10%.

ARTICLE 4
TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS

Section 4.01.                             Tag-Along Rights.  (a) Subject to Sections 4.01(f) and 4.03, if the Avista Entities (together, the “Tag-Along Seller”) propose to Transfer, in a transaction otherwise permitted by Article 3, any number of Shares in a single transaction or in a series of related transactions (a “Tag-Along Sale”),

(i)                                     the Tag-Along Seller shall provide each Management Shareholder notice of the terms and conditions of such proposed Transfer (“Tag-Along Notice”) and offer each Management Shareholder the opportunity to participate in such Transfer in accordance with and to the extent eligible under this Section 4.01, and

(ii)                                  to the extent eligible under this Section 4.01, each Management Shareholder may elect, at its option, to participate in the proposed Transfer in accordance with this Section 4.01 (each such electing Management Shareholder, a “Tagging Person”).

The Tag-Along Notice shall identify the number of Shares proposed to be sold by the Tag-Along Seller (“Tag-Along Offer”), the price at which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer.  It being understood that, for the purposes of this Section 4.01, Shares of a Management Shareholder shall exclude any Incentive Securities underlying any Common Stock Options, whether or not such Common Stock Options are vested, unless such Common Stock Options are exercised prior to the end of the Tag-Along Notice Period (as defined below).

From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a “Tag-Along Right”), exercisable by notice (“Tag-Along Response Notice”) given to the Tag-Along Seller within 10 days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer the number of Shares held by such Tagging Person as is specified in the Tag-Along Response Notice, provided that each Tagging Person shall be entitled to include in the Tag-Along Sale only its Tag-Along Portion of Shares and the Tag-Along Seller shall be entitled to include the number of Shares proposed to be Transferred by the Tag-Along Seller as set forth in the Tag-Along Notice (reduced, to the extent necessary, so that each Tagging Person shall be able to include its Tag-Along Portion) and such additional Shares as permitted by Section 4.01(d).  No later than 10 days prior to the expected closing date of a Tag-Along Sale, each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, the certificate or certificates representing the Shares of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Shares on the terms set forth in the Tag-Along Notice and otherwise on terms and conditions applicable to the Tag-Along Seller or otherwise more advantageous to the Tag-Along Seller than set forth in the Tag-

Along Notice.  Delivery of the Tag-Along Response Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons.

If, at the end of a 120-day period after such delivery of such Tag-Along Response Notice (which 120-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following receipt of the Tag-Along Response Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all such Shares on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (A) return to each Tagging Person the limited power-of-attorney together with all certificates representing the Shares that such Tagging Person delivered for Transfer pursuant to this Section 4.01(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (B) not conduct any Transfer of Shares without again complying with this Section.

(b)                                 Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit to the Tagging Persons the total consideration for the Shares of the Tagging Persons Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

(c)                                  If at the termination of the Tag-Along Notice Period any Shareholder shall not have elected to participate in the Tag-Along Sale, such Shareholder shall be deemed to have waived its rights under Section 4.01(a) with respect to the Transfer of its Shares pursuant to such Tag-Along Sale.

(d)                                 If (i) any Shareholder declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person’s Tag-Along Portion, the Tag-Along Seller shall be entitled to Transfer, pursuant to the Tag-Along Offer, a number of Shares held by it equal to the number of Shares constituting, as the case may be, the Tag-Along Portion of such Shareholder or the portion of such Tagging Person’s Tag-Along Portion with respect to which Tag-Along Rights were not exercised.

(e)                                  Notwithstanding anything contained in this Section 4.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Shares and other applicable documents received by the Tag-Along Seller) if the Transfer of Shares pursuant to Section 4.01 is not consummated for whatever reason.  Whether to effect a Transfer of

Shares pursuant to this Section 4.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

(f)                                    The provisions of this Section 4.01 (i) shall not apply to any proposed Transfer of any Shares by the Tag-Along Seller (A) in a Public Offering or pursuant to Rule 144 or (B) pursuant to Section 4.02 if the Drag-Along Seller exercises its Drag-Along Rights, (ii) shall not apply to any proposed Transfers of any Shares by the Tag-Along Seller so long as the Shares to be sold in such proposed Transfers do not in the aggregate exceed 15% of such Tag-Along Seller’s Initial Ownership of the Shares, and (iii) shall not apply to any Avista Permitted Transferees.

(g)                                 This Section 4.01 shall terminate upon the consummation of the First Public Offering.

Section 4.02.                             Drag-Along Rights.  (a)  Subject to this Section 4.02 and Section 4.03, if the Avista Entities (together, the “Drag-Along Seller”) propose to Transfer not less than 50% of their collective Initial Ownership of any class of Company Securities to a Third Party (the “Drag-Along Transferee”) in a bona fide sale (a “Drag-Along Sale”), the Drag-Along Seller may at its option require all Management Shareholders (i) to Transfer the Drag-Along Portion of such class of Company Securities (“Drag-Along Rights”) then held by every Management Shareholder, and (ii) subject to and at the closing of the Drag-Along Sale, to exercise such number of options or warrants for Shares held by every Management Shareholder as is required in order that a sufficient number of Shares are available to Transfer the relevant Drag-Along Portion of Company Securities of each Management Shareholder, in each case for the same consideration per unit of the relevant class of Company Securities and otherwise on the same terms and conditions as the Drag-Along Seller, provided that any Management Shareholder that holds options or warrants the exercise price per share of which is greater than the per share price at which the Shares are to be Transferred to the Drag-Along Transferee, if required by the Drag-Along Seller to exercise such options, may, in place of such exercise, submit to irrevocable cancellation thereof (subject to Section 4.02(b)) without any liability for payment of any exercise price with respect thereto.  If the Drag-Along Sale is not consummated with respect to any Shares acquired upon exercise of such options or warrants, such options or warrants shall be deemed not to have been exercised or canceled, as applicable.

The Drag-Along Seller shall provide notice of such Drag-Along Sale to the Management Shareholders (a “Drag-Along Sale Notice”) not later than 10 days prior to the proposed Drag-Along Sale.  The Drag-Along Sale Notice shall identify the transferee, the number of Company Securities subject to the Drag-Along Sale, the type and amount (or value) of consideration for which a Transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale.  The number of Company Securities to be sold by each Management Shareholder shall be the Drag-Along Portion of the class of Company Securities that such Shareholder owns.  Each Management Shareholder shall be required to (v) participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice, (w) to tender all its

Company Securities as set forth below, (x) waive dissenter’s and/or appraisal rights (if any) with respect to the Drag-Along Sale, (y) vote or consent in favor of such transaction (to the extent a vote or consent is required) and (z) take any other necessary or appropriate action in furtherance of the foregoing.  The price payable in such Transfer shall be the Drag-Along Sale Price.  Not later than 10 days after the date of the Drag-Along Sale Notice (the “Drag-Along Sale Notice Period”), each of the Management Shareholders shall deliver to the representative of the Drag-Along Seller designated in the Drag-Along Sale Notice the certificate and other applicable instruments representing the Company Securities of such Mangement Shareholder to be included in the Drag-Along Sale, together with a limited power-of-attorney authorizing the Drag-Along Seller or such representative to Transfer such Company Securities on the terms set forth in the Drag-Along Notice and otherwise on the terms and conditions applicable to the Drag-Along Seller or otherwise more advantageous to the Drag-Along Seller than set forth in the Drag-Along Notice and wire transfer instructions for payment of the cash portion of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this Section 4.02(a) at the closing for such Drag-Along Sale against delivery to such Shareholder of the consideration therefor.  If a Management Shareholder should fail to deliver such certificates to the Drag-Along Seller, the Company (subject to reversal under Section 4.02(b)) shall cause the books and records of the Company to show that such Company Securities are bound by the provisions of this Section 4.02(a) and that such Company Securities shall be Transferred to the Drag-Along Transferee immediately upon surrender for Transfer by the holder thereof.

(a)                                  The Drag-Along Seller shall have a period of 120 days from the date of receipt of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, provided that, if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following the effective date of the Drag-Along Sale Notice.  If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall return to each of the Management Shareholders the limited power-of-attorney and all certificates and other applicable instruments representing Company Securities that such Management Shareholders delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by the Management Shareholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities owned by the Management Shareholders shall again be in effect.

(b)                                 Concurrently with the consummation of the Transfer of Company Securities pursuant to this Section 4.02, the Drag-Along Seller shall give notice thereof to the Management Shareholders, shall remit to each of the Management Shareholders that have surrendered their certificates and other applicable instruments the total consideration (the cash portion of which is to be paid by wire transfer in accordance with such

Management Shareholder’s wire transfer instructions) for the Company Securities Transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such Transfer and the material terms thereof; provided that in no event shall any investment banking or investment advisory fees payable to the Drag-Along Seller or any of its Affiliates be included in the amount of consideration.

(c)                                  Notwithstanding anything contained in this Section 4.02, there shall be no liability on the part of the Drag-Along Seller to the Management Shareholders (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Shares received by the Drag-Along Seller) if the Transfer of Company Securities pursuant to this Section 4.02 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice.  Whether to effect a Transfer of Company Securities pursuant to this Section 4.02 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

(d)                                 This Section 4.02 shall terminate upon the consummation of the First Public Offering.

Section 4.03.                             Additional Conditions to Tag-Along and Drag-Along Sales.  Notwithstanding anything contained in Section 4.01 or 4.02, the rights and obligations of the Management Shareholders to participate in a Tag-Along Sale under Section 4.01 or a Drag-Along Sale under Section 4.02 are subject to the following conditions:

(a)                                  each Management Shareholder shall be obligated to pay only its pro rata share (based on the number of Company Securities Transferred) of expenses incurred in connection with a consummated Tag-Along Sale or Drag-Along Sale to the extent such expenses are incurred for the benefit of all Shareholders and are not otherwise paid by the Company or another Person; and

(b)                                 each Management Shareholder shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are made by the Tag-Along Seller or Drag-Along Seller and (ii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price.

Section 4.04.                           Call Right and Put Right.

(a)                                  Call Right.

(i)                                     Upon any Management Shareholder ceasing to be employed by, or providing services to, the Company or one of its Subsidiaries (a “Terminated Shareholder”) for any reason (a “Termination Event”), subject to the provisions of this Section 4.04, the Company shall have the option to purchase (the “Call Right”), and if such option is exercised, such Terminated Shareholder shall sell, and shall cause any Permitted Transferees of such Terminated Shareholder to sell, to the Company all or any portion of the Company Securities (A) that are Purchased Securities acquired, prior to and as of the date of the occurrence of such Termination Event (the “Termination Date”), or (B) that are Incentive Securities acquired prior to and as of the Termination Date, or acquired after such Termination Date pursuant to the exercise of Common Stock Options in accordance with the terms of such Common Stock Options (together with all Purchased Securities, the “Termination Securities”), at a price per Termination Security equal to the applicable Termination Price (as determined pursuant to Section 4.04(c) below) of the Termination Securities.

(ii)                                  With respect to each Termination Security, the Company shall notify a Terminated Shareholder in writing, within the Call Period with respect to such Termination Security, whether the Company will exercise its right to purchase such Termination Security (the date on which a Terminated Shareholder is so notified, the “Call Notice Date”).  The Company shall have the option to assign its right to purchase all or any portion of the Termination Securities under this Section 4.04 to any of the Avista Entities (provided that, prior to assigning such right to any particular Avista Entity, all such other Avista Entities shall first be offered a right to purchase such securities pro rata in proportion to the number of shares of Company Securities held by such Avista Entity) and any such Avista Entity may exercise the Company’s rights under this Section 4.04 in the same manner in which the Company could exercise such rights.

(iii)                               The closing of the purchase by the Company of Termination Securities pursuant to this Section 4.04(a) shall take place at the principal office of the Company on the date chosen by the Company, which date shall, except as may be reasonably necessary to determine the Termination Price, in no event be more than 45 days after the Call Notice Date.  At such closing, (i) the Company shall pay the Terminated Shareholder and/or such Terminated Shareholder’s Permitted Transferees, as applicable, against delivery of duly endorsed certificates described below representing such Termination Securities, the aggregate Termination Price by wire transfer of immediately available federal funds and (ii) the Terminated Shareholder and/or such Terminated Shareholder’s Permitted Transferees, as applicable, shall deliver to the Company a certificate or certificates representing the Termination Securities to be purchased by the Company duly endorsed, or with stock powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock transfer tax stamps affixed.  The delivery of a certificate or certificates for the Termination Securities by any Person selling such Termination Securities pursuant to this Section 4.04 shall be deemed a representation and warranty by such Person that: (A) such Person has full right, title and interest in and to such Termination

Securities; (B) such Person has all necessary power and authority and has taken all necessary action to sell such Termination Securities as contemplated; (C) such Termination Securities are free and clear of any and all liens or encumbrances; and (D) there is no adverse claim with respect to such Termination Securities.

(b)                                 Put Right.

(i)                                     Upon any Management Shareholder’s termination as a result of death or Disability, such Management Shareholder (or his or her representative in the case of death or Disability) shall have the option to sell (the “Put Right”) and if such option is exercised the Company shall purchase, all or any portion of such Terminated Shareholder’s Termination Securities owned on the Termination Date (collectively, the “Put Securities”) for a purchase price equal to the Termination Price of the Put Securities.

(ii)                                  The Terminated Shareholder (or such Terminated Shareholder’s Permitted Transferees) shall notify the Company in writing, within 60 days of the Termination Date, whether such Terminated Shareholder (or such Permitted Transferee) will exercise its option pursuant to Section 4.04(b)(i) (the date on which the Company is so notified, the “Put Notice Date”).

(iii)                               Any notice delivered pursuant to Section 4.04(b)(ii) shall set forth the date chosen by such Management Shareholder for the closing of the purchase by the Company of Put Securities pursuant to this Section 4.04(b), which date shall in no event be less than 60 days nor more than 120 days after the Put Notice Date.  Such closing of the purchase by the Company of Put Securities shall take place at the principal office of the Company.  At such closing, (A) the Company shall pay the Terminated Shareholder and/or such Terminated Shareholder’s Permitted Transferees, as applicable, against delivery of duly endorsed certificates described below representing such Put Securities, the aggregate Termination Price by wire transfer of immediately available federal funds and (B) the Terminated Shareholder and/or such Terminated Shareholder’s Permitted Transferees, as applicable, shall deliver to the Company a certificate or certificates representing the Put Securities to be purchased by the Company duly endorsed, or with stock powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock transfer tax stamps affixed.  The delivery of a certificate or certificates for the Put Securities by any Person selling such Put Securities pursuant to this Section 4.05(b) shall be deemed a representation and warranty by such Person that: (1) such Person has full right, title and interest in and to such Put Securities; (2) such Person has all necessary power and authority and has taken all necessary action to sell such Put Securities as contemplated; (3) such Put Securities are free and clear of any and all liens or encumbrances, and (4) there is no adverse claim with respect to such Put Securities.

(c)                                  Termination Price.  For purposes of this Section 4.04, if the employment or other service arrangement of a Management Shareholder is terminated, the “Termination Price” per Termination Security purchased by the Company pursuant to (i) the Put Right shall equal to the greater of Cost or the Fair Market Value and (ii) the Call Right shall equal the value as set forth below:

Employment Termination	Purchased Securities	Incentive Securities

By the Company or any Subsidiary thereof without Cause	Greater of Cost or Fair Market Value	Fair Market Value

By the Company or any Subsidiary thereof with Cause or by the Management Shareholder for any reason	Lower of Cost or Fair Market Value	Lower of Cost or Fair Market Value

Death or Disability	Greater of Cost or Fair Market Value	Fair Market Value

For purposes of this Section 4.04(c), “Fair Market Value” shall be the Fair Market Value on the FMV Calculation Date.

(d)                                 Payment.  The Company shall pay the Termination Price in cash; provided, however, that the Termination Price may be paid by the execution and delivery by the Company of a promissory note, subordinated on terms requested by the Company to any indebtedness of the Company to any third parties, bearing interest at the prime rate, per annum, as published in The Wall Street Journal, Eastern Edition, with principal and accrued interest and payable in equal installments on each of the first four anniversaries of the closing date (or at such time as is required in order to address the issue set forth in clauses (ii) or (iii) below) if (i) such Management Shareholder is in breach of the covenants contained in Article 6 hereof as determined by the Board in its sole discretion; (ii) restrictive covenants or other provisions contained in the documents evidencing the Company’s indebtedness for borrowed money do not permit the Company to make such payments in cash (or to the extent partial cash payment is permitted, the balance to be represented by such a note); or (iii) the cash payment of the Termination Price would adversely affect the Company’s financial condition as determined by the Board, in its sole discretion.

(e)                                  Termination of Call Right and Put Right.  The Call Rights under this Section 4.04 shall terminate one (1) year after the consummation of the First Public Offering.

ARTICLE 5

REGISTRATION RIGHTS

Section 5.01.                             Demand Registration.  (a)  If the Company shall receive a request (each such request shall be referred to herein as a “Demand Registration”) from the Avista Entities at any time following the Closing Date (such requesting Shareholders, together, the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder’s Registrable Securities, then the Company shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i)                                     all Registrable Securities for which the Requesting Shareholders have requested registration under this Section 5.01, and

(ii)                                  subject to the restrictions set forth in Section 5.01(e) and 5.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholders that any Shareholders with rights to request registration under Section 5.02 (all such Shareholders, together with the Requesting Shareholders, the “Registering Shareholders”) have requested the Company to register in accordance with Section 5.02(a), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

(b)                                 At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholders may revoke such request for a Demand Registration, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

(c)                                  The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration.

(d)                                 A Demand Registration shall not be deemed to have occurred:

(i)                                     unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Requesting Shareholders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

(ii)                                  if the number of Registrable Securities of the Requesting Shareholders included in the registration statement is reduced in accordance with Section 5.01(e) as a result of the Maximum Offering Size (as defined below) such that less than 66 2/3% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

(e)                                  If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Shareholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)                                     first, all Registrable Securities requested to be registered by the Requesting Shareholders,

(ii)                                  second, all Registrable Securities requested to be included by other security holders of the Company having registration rights, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such security holders based on the relative number of Registrable Securities owned by each of such security holders, and

(iii)                              third, such number of Registrable Securities proposed to be registered for the account of the Company, if any, as would not cause the offering to exceed the Maximum Offering Size.

(f)                                    Upon notice to each Requesting Stockholder, the Company may postpone effecting a registration pursuant to this Section 5.01 on one occasion during any period of 12 consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

(g)                                 The Avista Entities shall be entitled to request one or more Demand Registrations in accordance with Section 5.01(a).  A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective and maintained continuously effective for a period of at least six months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration.

Section 5.02.                             Piggyback Registration.  (a)  If, at any time after the consummation of the First Public Offering, the Company proposes to register any Company Securities under the Securities Act (other than a registration statement on Form S-4 or S-8, or any successor forms, relating to Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, including pursuant to a Demand Registration under Section 5.01, the Company shall each such time give prompt notice at least five Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder that holds Registrable Securities, which notice shall set forth such Shareholder’s rights under this Section 5.02 and shall, subject to Sections 3.05(b) and 5.02(b), offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”).  Upon the request of any such Shareholders made within five Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use all reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten Public Offering (but not the First Public Offering), all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.04(f)(i) on the same terms and conditions as apply to the Company or the Shareholders requesting such registration, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 5.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b)                                 If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.01(e) for such “demand” right shall apply) and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and the Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)                                     first, such number of Registrable Securities proposed to be registered for the account of the Company, if any, as would not cause the offering to exceed the Maximum Offering Size;

(ii)                                  second, all Registrable Securities requested to be included in such registration by any security holder of the Company with “demand” rights;

(iii)                               third, all Registrable Securities requested to be included in such registration by any Management Shareholder pursuant to this Section 5.02; and

(iv)                              fourth, all Registrable Securities requested to be included by other security holders of the Company having registration rights, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such security holders based on the relative number of Registrable Securities owned by each of such security holders.

Section 5.03.                             Lock-Up Agreements.  In connection with any Public Offering, no Management Shareholder shall effect any public sale or private offer or distribution of any Registrable Securities during the 10 days prior to the consummation of such Public Offering and during such time period after the consummation of such Public Offering not to exceed 90 days (or 180 days in the case of the First Public Offering).  Notwithstanding the foregoing, this Section 5.03 shall not apply to any sale by any Management Shareholder of Company Securities as part of any such Public Offering or of Company Securities acquired in open market transactions or block purchases by any such Management Shareholder subsequent to the First Public Offering.

Section 5.04.                             Registration Procedures.  Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 5.01, subject to the provisions of such Section, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a)                                  The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof.

(b)                                 Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Management Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Management Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Management Shareholder.  Each Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use its reasonable best efforts to comply with such request, provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)                                 The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholders holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)                                  The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f)                                    (i) The Avista Entities shall have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by any Avista Entity of any “demand” right, which underwriter or underwriters may include any Affiliate of any Avista Entity, and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.  Each Registering Shareholder participating in any such Public Offering shall also enter into such agreements, as applicable, provided that the terms of such agreements are consistent with this Agreement.

(g)                                 Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Shareholders and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each Registering Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public.  Each Registering Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)                                 The Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

(i)                                     The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j)                                     The Company may require each such Registering Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k)                                  Each such Registering Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e).

(l)                                     The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m)                               The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 5.05.                             Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Registering Shareholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Registering Shareholder or on such Registering Shareholder’s behalf expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Registering Shareholder and it was the responsibility of such Registering Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages.  The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 5.05.

Section 5.06.                             Indemnification by Participating Shareholders.  Each Registering Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Registering Shareholder, but only (i) with respect to information furnished in writing by such Registering Shareholder or on such Registering Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Registering Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense.  Each such Registering Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 5.06.  As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  No Registering Shareholder shall be liable under this Section 5.05 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Registering Shareholder to which such Damages relate.

Section 5.07.                             Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 5.08.                             Contribution.  If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Company and of each such Registering Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of each such Registering Shareholder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Registering Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.08 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Registering Shareholder’s obligation to contribute pursuant to this Section 5.08 is several in the proportion that the proceeds of the offering received by such Registering Shareholder bears to the total proceeds of the offering received by all such Registering Shareholders and not joint.

Section 5.09.                             Participation in Public Offering.  No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 5.10.                             Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 5.11.                             Cooperation by the Company.  If any Management Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Management Shareholder and shall provide to such Shareholder such information as such Management Shareholder shall reasonably request.

Section 5.12.                             No Transfer of Registration Rights.  None of the rights of Shareholders under this Article 5 shall be assignable by any Management Shareholder, other than to a Permitted Transferee.

ARTICLE 6

CERTAIN COVENANTS AND AGREEMENTS

Section 6.01.                             Confidentiality.  (a)  Each of the Management Shareholders hereby covenants and agrees that it shall (i) hold confidential and not disclose, without the prior written consent of the Board, all confidential or proprietary written, recorded or oral information or data (including research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know-how and computer programming and other software techniques) provided in connection herewith or with the business of the Company and its Subsidiaries, whether in its possession before or after the date hereof and whether such confidentiality or proprietary status is indicated orally or in writing or in a context in which the Company or the disclosing party reasonably communicated, or the receiving party should reasonably have understood, that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”) and (ii) use such Confidential Information only for the purpose of evaluating its investment in Company Securities, and not for any purpose that may be detrimental to the Company.

(a)                                  The obligations contained in Section 6.01(a) shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (i) was, or becomes through no breach of the receiving party’s obligations hereunder, known to the public, (ii) becomes known to the receiving party from any source under circumstances not involving any breach of any confidentiality obligation by such source or (iii) is required to be disclosed by law, governmental regulation or applicable legal process.

Section 6.02.                             Conflicting Agreements.  Each Management Shareholder represents and agrees that it shall not (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (ii) enter into any agreement or arrangement of any kind with any Person with respect to its Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any Management Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities, or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with this Agreement.

ARTICLE 7

MISCELLANEOUS

Section 7.01.                             Investment Opportunities and Conflicts of Interest.  The parties hereto expressly acknowledge and agree that (i) the Avista Entities and their respective Affiliates are permitted to have, and may presently or in the future have, investments or other business relationships, ventures, agreements or arrangements with entities engaged in the same or similar business as the Company or its Subsidiaries and in related businesses other than through the Company and its Subsidiaries (an “Other Business”), provided that, with respect to any Other Business in which any Avista Entity engages, such Avista Entity shall, and shall cause its Affiliates to, use its reasonable best efforts to protect Confidential Information from being utilized by or for the benefit of the Other Business, (ii) the Avista Entities and their respective Affiliates have or may develop a strategic relationship with businesses that are or may be competitive with the Company and its Subsidiaries, (iii) none of the Avista Entities or their respective Affiliates will be prohibited by virtue of their investment in the Company or any of its Subsidiaries from pursuing and engaging in any such activities, (iv) none of the Avista Entities or their respective Affiliates will be obligated to inform the Company or any shareholders of the Company of any such opportunity, relationship or investment, (v) the other shareholders of the Company will not acquire, be provided with an option or opportunity to acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Avista Entities or their respective Affiliates.  The Management Shareholders expressly authorize and consent to the involvement of the Avista Entities and/or their respective Affiliates in any Other Business and expressly waive, to the fullest extent permitted by applicable law, any rights to assert any claim that such involvement breaches any duty owed to any other shareholder of the Company or to assert that such involvement constitutes a conflict of interest by such Persons with respect to any shareholder of the Company and (vi) nothing contained herein shall limit, prohibit or restrict any designee of any Avista Entity or any representative of any of its Affiliates from serving on the board of directors or other governing body or committee of any Other Business.

Section 7.02.                             Binding Effect; Assignability; Benefit.  (a)  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  Any Management Shareholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 5.04, 5.05, 5.06, 5.07 and 5.09 applicable to such Management Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities and (ii) Sections 7.03, 7.06, 7.07, 7.08 and 7.09).

(b)                                 Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Permitted Transferee acquiring Company Securities, Person acquiring Company Securities from any Management Shareholder in a Transfer in compliance with Article 3 or Person acquiring Company Securities that is required or permitted by the terms of this Agreement or any employment agreement or stock purchase, option, stock option or other compensation plan of the Company or any Subsidiary to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Shareholder.”  Further, except for any Avista Entity or its Permitted Transferees, any such Shareholder shall be deemed a “Management Shareholder” for purposes of this Agreement and shall be subject to all of the terms, conditions, limitations and restrictions applicable to Management Shareholders hereunder.  The Company shall update Schedule A attached hereto to include any such additional Shareholders without further action on the part of the other parties hereto.

(c)                                  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 7.03.                             Notices.  All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company to:

Lantheus MI Holdings, Inc.

331 Treble Cove Road

North Billerica, Massachusetts 01862

Attention:  Larry Pickering

Fax:  (212) 593-6941

with a copy to the Avista Entities at the address listed below;

if to the Avista Entities, to:

Avista Capital Partners, LP

65 East 55th Street

New York, New York  10022

Attention:  David Burgstahler

Fax:  (212) 593-6941

if to a Management Shareholder, to the address or facsimile number with respect to such Management Shareholder set forth on Schedule A attached hereto.

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.  Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person that becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

Section 7.04.                             Waiver; Amendment; Termination.  (a)  No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.  No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by (i) the Company, with approval of the Board, (ii) Management Shareholders whose Aggregate Ownership of Company Securities is at least 50% of the Aggregate Ownership of Company Securities held by all Management Shareholders but only if and to the extent such amendment adversely affects the express rights and obligations of the Managements Shareholders under this Agreement, and (iii) the Avista Entities, for so long as the Avista Entities and their Affiliates continue to hold at least 10% of the Shares outstanding; provided that with respect to clause (ii) above any amendment or modification that discriminates in any material respect against any Management Shareholders in a manner disproportionate to other Management Shareholders shall require the prior written consent of a majority of such Management Shareholders so adversely affected.

(b)                                 This Agreement shall terminate upon the earliest to occur of (i) the consummation of the First Public Offering, (ii) the bankruptcy, liquidation, dissolution or winding-up of the Company, and (iii) the consummation of a Change of Control with respect to the Company, provided, however, that, notwithstanding any of the foregoing, the provisions of Sections 3.02, 3.05(b), Article 5, Section 6.01, Section 7.01 and any other applicable provisions of Article 7 shall survive any termination pursuant to Section 7.04(b)(i).

Section 7.05.                             No Right of Employment.  Nothing in this Agreement shall be construed to give any person (including any Management Shareholder) any rights whatsoever with respect to the Shares except as specifically provided herein; limit in any way the right of the Company to terminate the employment of any person (including any Management Shareholder) at any time; or be evidence of any agreement or understanding, express or implied, that the Company will employ any person (including any Management Shareholder) in any particular position, at any particular rate of compensation or for any particular period of time.

Section 7.06.                             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 7.07.                             Jurisdiction.  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York County, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.03 shall be deemed effective service of process on such party.

Section 7.08.                             WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.09.                             Specific Enforcement.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 7.10.                             Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.11.                             Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 7.12.                             Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LANTHEUS MI HOLDINGS, INC.

By:	/s/ David Burgstahler
Name: David Burgstahler
Title: Authorized Representative

AVISTA CAPITAL PARTNERS, LP

By:	Avista Capital Partners GP, LLC, its General Partner

By:	/s/ David Burgstahler
Name: David Burgstahler
Title: Authorized Representative

AVISTA CAPITAL PARTNERS (OFFSHORE), LP

By:	Avista Capital Partners GP, LLC, its General Partner

By:	/s/ David Burgstahler
Name: David Burgstahler
Title: Authorized Representative

ACP-LANTERN CO-INVEST, LLC

By:	Avista Capital Partners GP, LLC, its Sole Member

By:	/s/ David Burgstahler
Name: David Burgstahler
Title: Authorized Representative

MANAGEMENT SHAREHOLDER

/s/ Donald Kiepert
Donald Kiepert

SCHEDULE B

COMPANY SECURITY OWNERSHIP

Stockholder	Company Securities	Number of Shares
Avista Capital Partners, LP	14% Non-Convertible Series A Preferred Stock	854,639
	Common Stock	5,697,595
Avista Capital Partners (Offshore), LP	14% Non-Convertible Series A Preferred Stock	225,361
	Common Stock	1,502,405
ACP-Lantern Co-Invest, LLC	14% Non-Convertible Series A Preferred Stock	420,000
	Common Stock	2,800,000
Donald Kiepert	14% Non-Convertible Series A Preferred Stock	2,400
	Common Stock	16,000

EXHIBIT A

JOINDER TO SHAREHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Amended and Restated Shareholders’ Agreement dated as of February 26, 2008 (the “Shareholders’ Agreement”) among (i) Lantheus MI Holdings, Inc., a Delaware corporation, (ii) Avista Capital Partners, LP, Avista Capital Partners (Offshore), LP, and ACP-Lantern Co-Invest LLC, and (iii) certain other Persons listed on Schedule A attached thereto, as the same may be updated from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders’ Agreement as of the date hereof.  The Joining Party (i) shall have all of the rights and obligations of a “Shareholder” under the Shareholders’ Agreement and (ii) except where the Joining Party is an Avista Entity or its Permitted Transferee, such Joining Party shall be deemed a “Management Shareholder” and subject to all of the terms, conditions, limitations and restrictions applicable thereto under the Shareholders’ Agreement, in each case, as if it had executed the Shareholders’ Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices: